UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2015

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 21, 2015, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated as of July 2, 2014, by and between the Company; Red Robin International, Inc., as the borrower; the domestic subsidiaries of the borrower from time to time parties thereto; the lender parties thereto; Wells Fargo Bank, N.A. as Administrative Agent; Bank of America, N.A. as Syndication Agent; BBVA Compass and U.S. Bank National Association as Documentation Agents; Rabobank Nederland as Senior Managing Agent; and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Lead Arrangers and Co-Bookrunners (the “Credit Agreement”).
As a result of the Amendment, the amount of the revolving line of credit available under the Credit Agreement was increased from $250 million to $325 million. No other material changes to the Credit Agreement were made pursuant to the Amendment.
The summary description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
 The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of December 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Dated: December 23, 2015
By:     /s/ Stuart B. Brown
Stuart B. Brown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of December 21, 2015.